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                                                                     EXHIBIT 11

                  LILLIAN VERNON CORPORATION AND SUBSIDIARIES

      COMPUTATION OF EARNINGS PER SHARE ASSUMING PRIMARY AND FULL DILUTION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      THIRD QUARTER ENDED              NINE MONTHS ENDED
                                                -----------------------------     -----------------------------
                                                NOVEMBER 22,     NOVEMBER 23,     NOVEMBER 22,     NOVEMBER 23,
                                                   1997             1996             1997             1996
                                                ------------     ------------     ------------     ------------
Net income                                         $9,554           $8,677           $6,826           $2,951
                                                   ------           ------           ------           ------
Primary Shares:

    Average number of shares outstanding            9,516            9,666            9,575            9,670
    Assumed exercise of stock options                 139             --                 95                7
                                                   ------           ------           ------           ------
                                                    9,655            9,666            9,670            9,677
                                                   ------           ------           ------           ------
Earnings Per Share Assuming Primary Dilution       $  .99           $  .90           $  .71           $  .30
                                                   ------           ------           ------           ------
Fully Diluted Shares:

    Average number of shares outstanding            9,516            9,666            9,575            9,670
    Assumed exercise of stock options                 139             --                 95                7
                                                   ------           ------           ------           ------
                                                    9,655            9,666            9,670            9,677
                                                   ------           ------           ------           ------


Earnings Per Share Assuming Full Dilution          $  .99           $  .90           $  .71           $  .30
                                                   ------           ------           ------           ------
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